                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 25, 2002
       ------------------------------------------------------------------

                                 EXEGENICS INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       333-26078               75-2402409
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                       Identification No.)

                                2110 Research Row
                               Dallas, Texas 75235

                         (Address of principal executive
                           offices including zip code)

                                 (214) 358-2000

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

On November 25, 2002, we announced that we and Innovative Drug Delivery Systems, Inc. ("IDDS") entered into a termination agreement terminating the merger agreement between the two companies that was entered into on September 19, 2002. In connection with the termination, we purchased a $500,000 convertible note from IDDS at face amount and paid IDDS $500,000 to defray, in part, expenses incurred by IDDS that were associated with this transaction.

In addition, on December 3, 2002, we commenced mailing a letter to our stockholders regarding the termination of the merger agreement.

A copy of the termination agreement, attached hereto as Exhibit 2.1, a copy of the joint press release issued on November 25, 2002 announcing the execution of the termination agreement, attached hereto as Exhibit 99.1, and a copy of the letter to our stockholders discussing the termination of the merger agreement, attached hereto as Exhibit 99.2, are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.


Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

2.1 Termination Agreement, dated November 25, 2002, by and among us, IDDS, IDDS Merger Corp. and the stockholders' representatives listed therein.

99.1           Joint Press Release issued by us and IDDS, dated November 25,
               2002.

99.2           Letter to Stockholders, dated December 3, 2002.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EXEGENICS INC.
                                       (Registrant)

Dated: December 3, 2002                By: /s/ Ronald L. Goode, Ph.D.
       ----------------                    -------------------------------------
                                           Ronald L. Goode, Ph.D.
                                           President and Chief Executive Officer




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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
------         -----------
2.1            Termination Agreement, dated November 25, 2002, by and among us,
               IDDS, IDDS Merger Corp. and the stockholders' representatives listed therein.

99.1           Joint Press Release issued by us and IDDS, dated November 25,
               2002.

99.2           Letter to Stockholders, dated December 3, 2002.